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                      CERTIFICATE OF AMENDMENT
                                  OF
                 RESTATED CERTIFICATE OF INCORPORATION
                                  OF
                     UNIVISION COMMUNICATIONS INC.

     UNIVISION COMMUNICATIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

    RESOLVED, that the Restated Certificate of Incorporation be amended so that the first paragraph of Article Fourth is amended to read:

         "The Corporation shall have the authority to issue 492,000,000 shares of Common Stock, par value $.01 per share, divided into the following classes:

         (i) 300,000,000 shares of Class A Common Stock (the "Class A Common Stock"):

         (ii) 96,000,000 shares of Class P Common Stock (the "Class P Common Stock");

         (iii) 48,000,000 shares of Class T Common Stock (the "Class T Common Stock"); and

         (iv) 48,000,000 shares of Class V Common Stock (the "Class V Common Stock" and together with the Class A Common Stock, the Class P Common Stock and the Class T Common Stock, the "Common Stock")."

    SECOND: That the aforesaid amendment was duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

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    IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Robert V. Cahill, its Secretary, this 13th day of May, 1998.
                                                ----

                                  UNIVISION COMMUNICATIONS INC.


                                  By: /s/ ROBERT V. CAHILL
                                      ---------------------------
                                      Robert V. Cahill, Secretary